     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 1996.

                                                      REGISTRATION NO. 333-03592
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 3

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         TARGETED GENETICS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

         WASHINGTON                         2836                         91-1549568
  (STATE OF INCORPORATION)      (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
                                 CLASSIFICATION CODE NUMBER)       IDENTIFICATION NUMBER)

                           1100 OLIVE WAY, SUITE 100
                           SEATTLE, WASHINGTON 98101
                                 (206) 623-7612
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               H. STEWART PARKER
                            CHIEF EXECUTIVE OFFICER
                           1100 OLIVE WAY, SUITE 100
                           SEATTLE, WASHINGTON 98101
                                 (206) 623-7612
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

              STEPHEN M. GRAHAM                            CHARLES W. MULANEY, JR.
          STEPHANIE G. DALEY-WATSON                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                PERKINS COIE                                333 WEST WACKER DRIVE
        1201 THIRD AVENUE, 40TH FLOOR                      CHICAGO, ILLINOIS 60606
       SEATTLE, WASHINGTON 98101-3099                          (312) 407-0700
               (206) 583-8888

                            ------------------------

     Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     (a) Exhibits


EXHIBIT
NUMBER                                          DESCRIPTION
- -------      ----------------------------------------------------------------------------------
 1.1     --  Form of Underwriting Agreement
 2.1+    --  Form of Agreement and Plan of Merger dated as of April 16, 1996, by and among
             Targeted Genetics Corporation, TGC Acquisition Corporation and RGene Therapeutics,
             Inc.
 3.1     --  Restated Articles of Incorporation (Exhibit 3.1)(B)
 3.2     --  Amended and Restated Bylaws (Exhibit 3.2)(C)
 4.1     --  Warrant to Purchase 11,000 shares of Series B Preferred Stock of Targeted Genetics
             Corporation issued to MMC/GATX Partnership No. 1 on December 27, 1993 (Exhibit
             4.2)(A)
 4.2     --  Warrant to Purchase 11,000 shares of Series B Preferred Stock of Targeted Genetics
             Corporation issued to LINC Capital Management Services, Ltd. on December 27, 1993
             (Exhibit 4.3)(A)
 4.3     --  Warrant to Purchase 18,701 shares of Common Stock of Targeted Genetics Corporation issued to MMC/GATX Partnership No. 1 on November 30, 1994 (Exhibit 4.3)(B)
 4.4     --  Warrant Agreement between Targeted Genetics Corporation and First Interstate Bank
             of Washington, N.A., as Warrant Agent (Exhibit 4.4)(D)
 4.5     --  Specimen Warrant Certificate (Exhibit 4.5)(C)
 4.6     --  Warrant to Purchase 21,315 shares of Common Stock of Targeted Genetics Corporation issued to Financing for Science International, Inc. on November 30, 1995(D)
 5.1+    --  Opinion of Perkins Coie regarding legality of shares
10.1*    --  Scientific Advisory Board Agreement, dated February 15, 1992, between Targeted
             Genetics Corporation and Philip D. Greenberg (Exhibit 10.1)(A)
10.2*    --  Scientific Advisory Board Agreement, dated February 15, 1992, between Targeted
             Genetics Corporation and A. Dusty Miller (Exhibit 10.2)(A)
10.3*    --  Scientific Advisory Board Agreement, dated February 15, 1992, between Targeted
             Genetics Corporation and Richard D. Palmiter (Exhibit 10.3)(A)
10.4*    --  Scientific Advisory Board Agreement, dated February 15, 1992, between Targeted
             Genetics Corporation and George Stamatoyannopoulos (Exhibit 10.4)(A)
10.5     --  Form of Indemnification Agreement between the registrant and its officers and directors (Exhibit 10.6)(A)
10.6*    --  Non-exclusive License Agreement, dated as of November 19, 1991, between Fred
             Hutchinson Cancer Research Center and Immunex Corporation (Exhibit 10.7)(A)
10.7*    --  Gene Transfer Technology License Agreement, dated as of February 18, 1992, between
             Immunex Corporation and Targeted Genetics Corporation (Exhibit 10.8)(A)
10.8*    --  License Agreement, dated as of June 1, 1992, between Wisconsin Alumni Research
             Foundation and Targeted Genetics Corporation (Exhibit 10.9)(A)
10.9*    --  License Agreement, dated as of August 14, 1992, between Leland Stanford Junior
             University and Targeted Genetics Corporation (Exhibit 10.10)(A)

EXHIBIT
NUMBER                                          DESCRIPTION
- -------      ----------------------------------------------------------------------------------
10.10*   --  PHS Patent License Agreement -- Non-exclusive, dated as of July 13, 1993, between
             National Institutes of Health Centers for Disease Control and Targeted Genetics
             Corporation (Exhibit 10.13)(A)
10.11*   --  Non-exclusive Patent License Agreement, dated as of December 25, 1993, between The
             University of Florida Research Foundation, Inc. and Targeted Genetics Corporation
             (Exhibit 10.14)(A)
10.12*   --  Research and Exclusive License Agreement, dated as of January 1, 1994, between
             Targeted Genetics Corporation and Fred Hutchinson Cancer Research Center (Exhibit
             10.19)(A)
10.13*   --  PHS Patent License Agreement -- Exclusive, dated as of March 10, 1994, between
             National Institutes of Health Centers for Disease Control and Targeted Genetics
             Corporation (Exhibit 10.15)(A)
10.14*   --  Exclusive License Agreement, dated as of March 14, 1994, between Medical College of Ohio and Targeted Genetics Corporation (Exhibit 10.16)(A)
10.15*   --  License Agreement, dated as of March 16, 1994, between The Johns Hopkins
             University and Targeted Genetics Corporation (Exhibit 10.17)(A)
10.16*   --  License Agreement, dated as of March 28, 1994, between Targeted Genetics
             Corporation and the University of Michigan (Exhibit 10.18)(A)
10.17*   --  Exclusive License Agreement, dated as of March 28, 1994, between Fred Hutchinson
             Cancer Research Center and Targeted Genetics Corporation (Exhibit 10.20)(A)
10.18*   --  Exclusive License Agreement, dated as of August 25, 1994, between Targeted
             Genetics Corporation and Fred Hutchinson Cancer Research Center (Exhibit 10.20)(B)
10.19    --  Olive Way Building Lease, dated as of November 20, 1993, between Metropolitan
             Federal Savings and Loan Association and Targeted Genetics Corporation (Exhibit
             10.21)(A)
10.20    --  First Amendment to Olive Way Building Lease, dated as of December 10, 1994, between Targeted Genetics Corporation and Metropolitan Federal Savings and Loan
             Association (Exhibit 10.22)(B)
10.21    --  MMC/GATX Partnership No. 1 Equipment Lease Agreement, dated as of December 27,
             1993 (Exhibit 10.22)(A)
10.22    --  LINC Capital Management, Ltd. Equipment Lease Agreement, dated as of December 27,
             1993 (Exhibit 10.23)(A)
10.23    --  Loan and Security Agreement, dated as of November 30, 1994, between MMC/GATX
             Partnership No. 1 and Targeted Genetics Corporation (Exhibit 10.25)(B)
10.24    --  Master Equipment Lease Agreement, dated as of October 17, 1995, between Financing for Science International, Inc. and Targeted Genetics Corporation (Exhibit
             10.28)(D)
10.25    --  Registration Rights Agreement, dated as of April 27, 1992, among Targeted Genetics
             Corporation and the holders of the Series A and Series B Convertible Preferred
             Stock (Exhibit 10.26)(A)
10.26    --  1992 Restated Stock Option Plan (Exhibit 10.26)(B)
10.27    --  Stock Option Plan for Nonemployee Directors (Exhibit 10.31)(D)
10.28*+  --  Development Agreement dated April 6, 1994, by and between Argus Pharmaceuticals,
             Inc. and RGene Therapeutics, Inc.
10.29*+  --  Patent and Technology License Agreement effective as of March 1, 1994, by and among the Board of Regents of the University of Texas M.D. Anderson Cancer Center
             and RGene Therapeutics, Inc.

EXHIBIT
NUMBER                                          DESCRIPTION
- -------      ----------------------------------------------------------------------------------
10.30*+  --  First Amended and Restated License Agreement effective October 12, 1995, by and between The University of Tennessee Research Corporation and RGene Therapeutics,
             Inc.
10.31*+  --  License Agreement dated October 12, 1994, by and between The University of
             Pittsburgh -- of the Commonwealth System of Higher Education and RGene Therapeu-
             tics, Inc.
10.32*+  --  Agreement dated as of May 28, 1996 by and between RGene Therapeutics, Inc. and
             Laboratoires Fournier S.C.A.
11.1     --  Computation of net loss per share (D)
21.1     --  Subsidiaries of Registrant
23.1+    --  Consent of Ernst & Young LLP (contained on page II-6)
23.2+    --  Consent of Arthur Andersen LLP (contained on page II-7)
23.3+    --  Consent of Perkins Coie (contained in the opinion filed as Exhibit 5.1 hereto)
24.1+    --  Power of Attorney
99.1+    --  Consent of Martin P. Sutter as Director Nominee
99.2+    --  Consent of Austin M. Long, III as Director Nominee


- ------------------
 +  Previously filed.
 * Confidential treatment has been requested from the Securities and Exchange Commission for portions of these agreements.

(A) Incorporated by reference to the designated exhibit included with the registrant's Form S-1 Registration Statement (Registration No. 33-77054) filed March 30, 1994, as amended.

(B) Incorporated by reference to the designated exhibit included with the registrant's Form 10-K for the year ended December 31, 1994.
(C) Incorporated by reference to the designated exhibit included with the registrant's Form S-1 Registration Statement (No. 33-91500) filed April 24, 1995, as amended.
(D) Incorporated by reference to the designated exhibit included with the registrant's Form 10-K for the year ended December 31, 1995.

     (b) Financial Statement Schedules

     All financial statement schedules have been omitted because the required information is either included in the financial statements or the notes thereto or is not applicable.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 19th day of June, 1996.


                                        TARGETED GENETICS CORPORATION

                                        By:    /s/  James A. Johnson

                                        ----------------------------------------
                                        James A. Johnson, Vice President,
                                        Finance,
                                        Chief Financial Officer, Treasurer and
                                        Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated below on the 19th day of June, 1996.


                  SIGNATURE                                         TITLE
- ---------------------------------------------    --------------------------------------------
             *H. Stewart Parker                  President, Chief Executive Officer and
- ---------------------------------------------      Director (Principal Executive Officer)
              H. Stewart Parker

            /s/  James A. Johnson                Vice President, Finance, Chief Financial
- ---------------------------------------------      Officer, Treasurer and Secretary
              James A. Johnson                     (Principal Financial Officer)

              *Stephen A. Duzan                  Director
- ---------------------------------------------
              Stephen A. Duzan

               *James D. Grant                   Director
- ---------------------------------------------
               James D. Grant

             *Donald E. O'Neill                  Director
- ---------------------------------------------
              Donald E. O'Neill

            *Jeremy Curnock Cook                 Director
- ---------------------------------------------
             Jeremy Curnock Cook

*By:      /s/ James A. Johnson
- ---------------------------------------------
              James A. Johnson
             As Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                                   SEQUENTIALLY
EXHIBIT                                                                              NUMBERED
NUMBER                                 DESCRIPTION                                     PAGE
- ------   ------------------------------------------------------------------------  ------------
  1.1    Form of Underwriting Agreement
  2.1+   Form of Agreement and Plan of Merger dated as of April 16, 1996, by and among Targeted Genetics Corporation, TGC Acquisition Corporation and
         RGene Therapeutics Inc.
  3.1    Restated Articles of Incorporation (Exhibit 3.1)                               (B)
  3.2    Amended and Restated Bylaws (Exhibit 3.2)                                      (C)
  4.1    Warrant to Purchase 11,000 shares of Series B Preferred Stock of               (A)
         Targeted Genetics Corporation issued to MMC/GATX Partnership No. 1 on
         December 27, 1993 (Exhibit 4.2)
  4.2    Warrant to Purchase 11,000 shares of Series B Preferred Stock of               (A)
         Targeted Genetics Corporation issued to LINC Capital Management
         Services, Ltd. on December 27, 1993 (Exhibit 4.3)
  4.3    Warrant to Purchase 18,701 shares of Common Stock of Targeted Genetics         (B)
         Corporation issued to MMC/GATX Partnership No. 1 on November 30, 1994
         (Exhibit 4.3)
  4.4    Warrant Agreement between Targeted Genetics Corporation and First              (D)
         Interstate Bank of Washington, N.A., as Warrant Agent (Exhibit 4.4)
  4.5    Specimen Warrant Certificate (Exhibit 4.5)                                     (C)
  4.6    Warrant to Purchase 21,315 shares of Common Stock of Targeted Genetics         (D)
         Corporation issued to Financing for Science International, Inc. on
         November 30, 1995
  5.1+   Opinion of Perkins Coie regarding legality of shares
 10.1 *  Scientific Advisory Board Agreement, dated February 15, 1992, between          (A)
         Targeted Genetics Corporation and Philip D. Greenberg (Exhibit 10.1)


 10.2 *  Scientific Advisory Board Agreement, dated February 15, 1992, between          (A)
         Targeted Genetics Corporation and A. Dusty Miller (Exhibit 10.2)
 10.3 *  Scientific Advisory Board Agreement, dated February 15, 1992, between          (A)
         Targeted Genetics Corporation and Richard D. Palmiter (Exhibit 10.3)
 10.4 *  Scientific Advisory Board Agreement, dated February 15, 1992, between          (A)
         Targeted Genetics Corporation and George Samatoyannopoulos (Exhibit
         10.4)
 10.5    Form of Indemnification Agreement between the registrant and its               (A)
         officers and directors (Exhibit 10.6)
 10.6 *  Non-exclusive License Agreement, dated as of November 19, 1991, between        (A)
         Fred Hutchinson Cancer Research Center and Immunex Corporation (Exhibit
         10.7)
 10.7 *  Gene Transfer Technology License Agreement, dated as of February 18,           (A)
         1992, between Immunex Corporation and Targeted Genetics Corporation
         (Exhibit 10.8)
 10.8 *  License Agreement, dated as of June 1, 1992, between Wisconsin Alumni          (A)
         Research Foundation and Targeted Genetics Corporation (Exhibit 10.9)
 10.9 *  License Agreement, dated as of August 14, 1992, between Leland Stanford        (A)
         Junior University and Targeted Genetics Corporation (Exhibit 10.10)

                                                                                   SEQUENTIALLY
EXHIBIT                                                                              NUMBERED
NUMBER                                 DESCRIPTION                                     PAGE
- ------   ------------------------------------------------------------------------  ------------
 10.10*  PHS Patent License Agreement -- Non-exclusive, dated as of July 13,            (A)
         1993, between National Institutes of Health Centers for Disease Control
         and Targeted Genetics Corporation (Exhibit 10.13)
 10.11*  Non-exclusive Patent License Agreement, dated as of December 25, 1993,         (A)
         between The University of Florida Research Foundation, Inc. and Targeted
         Genetics Corporation (Exhibit 10.14)
 10.12*  Research and Exclusive License Agreement, dated as of January 1, 1994,         (A)
         between Targeted Genetics Corporation and Fred Hutchinson Cancer
         Research Center (Exhibit 10.19)
 10.13*  PHS Patent License Agreement -- Exclusive, dated as of March 10, 1994,         (A)
         between National Institutes of Health Centers for Disease Control and
         Targeted Genetics Corporation (Exhibit 10.15)
 10.14*  Exclusive License Agreement, dated as of March 14, 1994, between Medical       (A)
         College of Ohio and Targeted Genetics Corporation (Exhibit 10.16)
 10.15*  License Agreement, dated as of March 16, 1994, between The Johns Hopkins       (A)
         University and Targeted Genetics Corporation (Exhibit 10.17)
 10.16*  License Agreement, dated as of March 28, 1994, between Targeted Genetics       (A)
         Corporation and the University of Michigan (Exhibit 10.18)
 10.17*  Exclusive License Agreement, dated as of March 28, 1994, between Fred          (A)
         Hutchinson Cancer Research Center and Targeted Genetics Corporation
         (Exhibit 10.20)
 10.18*  Exclusive License Agreement, dated as of August 25, 1994, between              (B)
         Targeted Genetics Corporation and Fred Hutchinson Cancer Research Center
         (Exhibit 10.20)
 10.19   Olive Way Building Lease, dated as of November 20, 1993, between               (A)
         Metropolitan Federal Savings and Loan Association and Targeted Genetics
         Corporation (Exhibit 10.21)
 10.20   First Amendment to Olive Way Building Lease, dated as of December 10,          (B)
         1994, between Targeted Genetics Corporation and Metropolitan Federal
         Savings and Loan Association (Exhibit 10.22)
 10.21   MMC/GATX Partnership No. 1 Equipment Lease Agreement, dated as of              (A)
         December 27, 1993 (Exhibit 10.22)
 10.22   LINC Capital Management, Ltd. Equipment Lease Agreement, dated as of           (A)
         December 27, 1993 (Exhibit 10.23)
 10.23   Loan and Security Agreement, dated as of November 30, 1994, between            (B)
         MMC/GATX Partnership No. 1 and Targeted Genetics Corporation (Exhibit
         10.25)
 10.24   Master Equipment Lease Agreement, dated as of October 17, 1995, between        (D)
         Financing for Science International, Inc. and Targeted Genetics
         Corporation (Exhibit 10.28)
 10.25   Registration Rights Agreement, dated as of April 27, 1992, among               (A)
         Targeted Genetics Corporation and the holders of the Series A and Series
         B Convertible Preferred Stock (Exhibit 10.26)
 10.26   1992 Restated Stock Option Plan (Exhibit 10.26)                                (B)
 10.27   Stock Option Plan for Nonemployee Directors (Exhibit 10.31)                    (D)

                                                                                   SEQUENTIALLY
EXHIBIT                                                                              NUMBERED
NUMBER                                 DESCRIPTION                                     PAGE
- ------   ------------------------------------------------------------------------  ------------
 10.28*+ Development Agreement dated April 6, 1994, by and between Argus
         Pharmaceuticals, Inc. and RGene Therapeutics, Inc.
 10.29*+ Patent and Technology License Agreement effective as of March 1, 1994, by and among the Board of Regents of the University of Texas M.D.
         Anderson Cancer Center and RGene Therapeutics, Inc.
 10.30*+ First Amended and Restated License Agreement effective October 12, 1995, by and between The University of Tennessee Research Corporation and
         RGene Therapeutics, Inc.
 10.31*+ License Agreement dated October 12, 1994, by and between The University of Pittsburgh -- of the Commonwealth System of Higher Education and
         RGene Therapeutics, Inc.
 10.32*+ Agreement dated as of May 28, 1996 by and between RGene Therapeutics,
         Inc. and Laboratoires Fournier S.C.A.
 11.1    Computation of net loss per share(D)
 21.1    Subsidiaries of Registrant
 23.1+   Consent of Ernst & Young LLP (contained on page II-6)
 23.2+   Consent of Arthur Andersen LLP (contained on page II-7)
 23.3+   Consent of Perkins Coie (contained in the opinion filed as Exhibit 5.1 hereto)
 24.1+   Power of Attorney
 99.1+   Consent of Martin P. Sutter as Director Nominee
 99.2+   Consent of Austin M. Long, III as Director Nominee


- ------------------
 +   Previously filed.

 * Confidential treatment has been requested from the Securities and Exchange Commission for portions of these agreements.




(A) Incorporated by reference to the designated exhibits included with the registrant's Form S-1 Registration Statement (Registration No. 33-77054) filed March 30, 1994, as amended.

(B) Incorporated by reference to the designated exhibit included with the registrant's Form 10-K for the year ended December 31, 1994.

(C) Incorporated by reference to the designated exhibit included with the registrant's Form S-1 Registration Statement (No. 33-91500) filed April 24, 1995, as amended.

(D) Incorporated by reference to the designated exhibit included with the registrant's Form 10-K for the year ended December 31, 1995.